UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 16, 2022, Troika Media Group, Inc. (“we,” “our,” “us,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private offering (the “Private Placement”), an aggregate of $50,000,000 of securities, consisting of shares of Series E convertible preferred stock of the Company, par value $.01 per share (the “Series E Preferred Stock”) and warrants (100% coverage) to purchase shares of Common Stock (collectively, the Series E Preferred Stock and Warrants are referred to as the “Securities”). Under the terms of the Purchase Agreement, the Company has agreed to sell 500,000 shares of its Series E Preferred Stock and Warrants to purchase up to 33,333,333 shares of the Company’s Common Stock. Each share of the Series E Preferred Stock will have a stated value of $100 per share and will be convertible after the closing date into shares of Common Stock at a conversion price of $1.50 per share, subject to adjustment. The Warrants will be exercisable immediately upon the date of issuance and have an exercise price of $2.00 per share, subject to adjustment. The Warrants will expire five years from the date of issuance.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 120-day period following the final Conversion Price Adjustment (as defined) following the effective date of a Registration Statement.

A holder (together with its affiliates) will not be able to convert any portion of the Series E Preferred Stock and/or exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding shares of Common Stock after converting the Series E Preferred Stock and/or exercising the holder’s Warrant up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities, provided that any increase shall not be effective until 61 days following notice to us. Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a Registration Statement providing for the resale by holders of shares of its Securities and shares issuable upon the conversion of the Series E Preferred Stock and exercise of the Warrants, to be filed within ten (10) business days (the “Filing Date”) of the Closing Date (as defined) and shall use its best efforts to cause the Registration Statement to be declared effective no later than forty-five (45) days following the Filing Date or, in the case of a full review by the SEC, the 90th day following the Filing Date.

The Private Placement is expected to close on or about March 21, 2022. The Company will receive gross proceeds of $50,000,000 in connection with the Private Placement before deducting placement agent fees and other related offering expenses. The Company intends to use the net proceeds from the private placement primarily for its previously announced acquisition of Converge Direct LLC, as well as for working capital purposes.

Pursuant to a letter agreement dated October 27, 2021 (the “Engagement Letter”), the Company engaged EF Hutton, division of Benchmark Investments, LLC (the “Placement Agent”) as exclusive Placement Agent in connection with the Private Placement. The Company agreed to pay to the Placement Agent a cash fee of eight (8%) percent and accountable and non‑accountable expenses.

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The foregoing summaries of the Purchase Agreement, the Warrants, the Certificate of Designation and the Registration Rights Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1, 4.1, 4.2 and 4.3, respectively, to this Report on Form 8-K, which are incorporated herein by reference.

Unregistered Sales of Equity Securities.

The information contained above under “Entry into a Material Definitive Agreement” of this Report on Form 8-K in relation to the shares of Series E Preferred Stock and Warrants is incorporated herein by reference.

The shares of Series E Preferred Stock and Warrants are not being registered, and the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and the exercise of the Warrants (collectively, the “Securities”) are initially not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Securities will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. As described above under Entry into a Material Definitive Agreement, the Company will file a Registration Statement concerning the Securities within ten (10) business days of the Closing Date.

On March 17, 2022, the Company issued a press release announcing the Private Placement. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
3.1	Form of Certificate of Designation
4.1	Form of Warrant
4.2	Form of Registration Rights Agreement
4.3	Form of Securities Purchase Agreement
99.1	Press Release dated March 17, 2022 titled “Troika Media Group Announces Pricing of $50 Million Private Placement.”
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: March 17, 2022	By:	/s/ Robert Machinist
(Signature)
Robert Machinist, Chief Executive Officer

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